EXHIBIT 99.1

[GRAPHIC  OMITED]
BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE


BRIGHAM EXPLORATION ANNOUNCES DEEP FRIO DISCOVERY, CONTINUED DEVELOPMENT SUCCESS AT HOME RUN FIELD AND OPERATIONS UPDATE
================================================================================

Austin, TX -- (Business Wire) - January 16, 2002 -- Brigham Exploration Company (NASDAQ:BEXP) today announced the successful completion of the discovery well for its Providence Field in Matagorda County, Texas, the successful completion of two development wells in Home Run Field and the spud of its second development well at Triple Crown Field in Brooks County, Texas.

PROVIDENCE  FIELD  ,  MATAGORDA  COUNTY,  TEXAS

During the fourth quarter of 2001, Brigham successfully drilled and completed a Frio test targeting a large structure with multiple potential pay sands. Brigham operated and retained a 41% working and 31% net revenue interest in the Staubach #1, which reached total depth in mid-December and encountered approximately 36 feet of net pay in the over-pressured Frio sand section. Other participants include Carrizo Oil & Gas, Inc. (NASDAQ:CRZO) with a 35% working interest, Aspect Energy LLC with a 7% working interest, and Samedan Oil with a 7% working interest. The well was recently perforated and tested at 2.2 MMcf of natural gas and 1,368 barrels of oil (10.4 MMcfe) per day with flowing tubing pressure of 6,670 psi, and is expected to begin producing to sales in February 2002. Brigham is currently considering various development drilling options, including the spud of an offset well some time late in the first quarter 2002.

HOME  RUN  &  TRIPLE  CROWN  FIELDS,  BROOKS  COUNTY,  TEXAS

     In late November Brigham began producing to sales the Sullivan C-27 (34% working interest, 25% net revenue interest) at 11.3 MMcf of natural gas and 506 barrels of condensate (14.3 MMcfe) per day with 5,690 psi flowing tubing pressure. In addition, Brigham is currently completing the Sullivan C-28 (34% working interest, 25% net revenue interest), which reached total depth in late December and encountered comparable Lower Vicksburg pay sands to that found in the Sullivan C-27 well. Brigham anticipates full commingled production from the  Sullivan  C-28  in  February  2002.

     In its Triple Crown Field, Brigham's first development well, the Sullivan #1 (50% working interest, 37.5% net revenue interest) encountered the objective Upper & Lower Vicksburg sands approximately 200 feet structurally low to the Dawson #1 discovery well with diminished reservoir quality sands, thus its performance has been disappointing. However, the second development well in the field, the Sullivan F-31 (42% working interest, 31% net revenue interest), is expected to test the same interval found productive in the Dawson #1 discovery well at a structural position approximately 140 feet high to the Dawson #1 and approximately 340 feet high to the Sullivan #1. The Sullivan F-31 is currently drilling at a depth of approximately 9,200 feet, and is expected to reach total depth in February 2002.

FOURTH  QUARTER  2001  OPERATIONAL  UPDATE

     Brigham spud 5 wells during the fourth quarter in which it retained an average working interest of 25%. Three of these wells have been completed or are completing, one has been plugged and one is currently drilling. For all wells in Brigham's 2001 drilling program, 26 have been completed or are completing, 6 have been plugged and one is currently drilling. As a result, Brigham has achieved an 81% average gross completion rate and an 89% average net completion rate thus far in its 2001 drilling program.


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MANAGEMENT  COMMENTS

     Bud Brigham, the Company's Chairman, CEO and President, stated, "We're very excited about our Providence Field discovery. Like prior discoveries, including the 1999 Home Run Field, the 2000 Mills Ranch Field, and the 2001 Triple Crown Field, the Providence Field should provide our Company with development drilling opportunities for several years to come."

     Bud Brigham further stated, "Our Triple Crown and Providence Field discoveries did not impact our 2001 production volumes, and yet we were still able to grow our 2001 production volumes by approximately 50% over production volumes in 2000. However, Triple Crown and Providence Fields should both have a material impact on our production volumes in 2002. We are particularly encouraged by the strong test rates generated by Staubach #1, as well as the high production rates we've achieved with our other recent Frio discoveries. Given these field discoveries, and our other 2001 drilling successes, we are confident that 2002 will continue to provide our shareholders with value added growth in production volumes and cash flow."

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:   John  Turner,  Manager  of  Finance  and  Investor  Relations
           (512)  427-3300  /  investor@bexp3d.com


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
                           BRIGHAM EXPLORATION COMPANY
                           DRILLING ACTIVITY BY REGION

                                             Q4 2001          Full Year 2001
                                    ---------------------  ---------------------
                                    Gross    Net     WI%   Gross    Net     WI%
                                    ------  ------  -----  ------  ------  -----
ANADARKO BASIN  Wells Completed         1    0.04    4.0%     11    2.97   27.0%
                P&A Wells               1    0.03    3.0%      2    0.07    3.5%
                Wells Drilling          0    0.00    0.0%      0    0.00    0.0%
                                    ------  ------  -----  ------  ------  -----
                  Total Wells Spud      2    0.07    3.5%     13    3.04   23.4%
                                    ======  ======  =====  ======  ======  =====
                  Completion Rate    50.0%   57.1%          84.6%   97.7%

GULF COAST      Wells Completed         2    0.75   37.5%     12    4.44   37.0%
                P&A Wells               0    0.00    0.0%      2    0.43   21.5%
                Wells Drilling          1    0.42   42.0%      1    0.42   42.0%
                                    ------  ------  -----  ------  ------  -----
                  Total Wells Spud      3    1.17   39.0%     15    5.30   35.3%
                                    ======  ======  =====  ======  ======  =====
                  Completion Rate   100.0%  100.0%          85.7%   91.2%

WEST TEXAS      Wells Completed         0    0.00    0.0%      3    2.55   85.0%
                P&A Wells               0    0.00    0.0%      2    0.79   39.5%
                Wells Drilling          0    0.00    0.0%      0    0.00    0.0%
                                    ------  ------  -----  ------  ------  -----
                  Total Wells Spud   0.00    0.00    0.0%      5    3.34   66.8%
                                    ======  ======  =====  ======  ======  =====
                  Completion Rate     0.0%    0.0%          60.0%   76.4%

OVERALL         Wells Completed         3    0.79   26.3%     26    9.97   38.4%
                P&A Wells               1    0.03    3.0%      6    1.30   21.7%
                Wells Drilling          1    0.42   42.0%      1    0.42   42.0%
                                    ------  ------  -----  ------  ------  -----
                  Total Wells Spud      5    1.24   24.8%     33   11.68   35.4%
                                    ======  ======  =====  ======  ======  =====
                  Completion Rate    75.0%   96.3%          81.3%   88.5%



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